UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MERRIMAC INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MERRIMAC INDUSTRIES, INC.
41 Fairfield Place
West Caldwell, NJ 07006-6287

April 28, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Merrimac Industries, Inc. to be held at our offices, 41 Fairfield Place, West Caldwell, New Jersey, on Thursday, June 26, 2008, at 2:00 p.m.

Information about the Annual Meeting is found in the formal Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages. The Annual Report to Stockholders for 2007 is part of this mailing, but does not constitute a part of the proxy solicitation material.

Since it is important that your shares be represented at the Annual Meeting, we request that you promptly complete and submit the enclosed proxy by mail. Any stockholder returning a proxy may revoke it.

Sincerely,

/s/ Mason N. Carter Mason N. Carter Chairman of the Board, President and Chief Executive Officer

MERRIMAC INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 26, 2008

The Annual Meeting of Stockholders of Merrimac Industries, Inc. (hereinafter referred to as the ‘‘Company’’, ‘‘we’’, ‘‘us’’, or ‘‘our’’) will be held at our offices, 41 Fairfield Place, West Caldwell, New Jersey, on Thursday, June 26, 2008, at 2:00 p.m., for the following purposes:

(1)	To elect two members to our Board of Directors for a term of three years;

(2)	To ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the 2008 fiscal year; and

(3)	To transact such other business as may properly come before the meeting.

Holders of record of our common stock, $0.01 par value per share, at the close of business on April 28, 2008, the record date fixed by the Board of Directors, are entitled to receive notice of, and to vote at, the meeting and at any adjournments thereof. A proxy and proxy statement for the meeting are enclosed herewith.

By Order of the Board of Directors,

/s/ Robert V. Condon
ROBERT V. CONDON
Secretary

April 28, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE 2008 ANNUAL MEETING, PLEASE PROMPTLY SUBMIT THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, BY MAIL.

MERRIMAC INDUSTRIES, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 26, 2008
The Board of Directors (the ‘‘Board’’) of Merrimac Industries, Inc. (the ‘‘Company’’) hereby solicits all holders of our common stock, par value $0.01 per share (‘‘Common Stock’’), to vote by proxy at the Annual Meeting of Stockholders, which will be held at our offices, 41 Fairfield Place, West Caldwell, New Jersey 07006, on Thursday, June 26, 2008, at 2:00 p.m. (including any adjournment or postponement thereof, the ‘‘Meeting’’) for the purposes stated in the Notice of Annual Meeting of Stockholders. The shares represented by proxies will be voted at the Meeting in accordance with the instructions noted thereon.

A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with our Secretary, by revocation in person at the Meeting or by presenting a later-dated proxy.

This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 28, 2008.

The cost of solicitation will be paid by us. In addition to solicitation by mail, directors, officers and employees of ours may solicit proxies from stockholders by telephone, letter, e-mail, facsimile or in person. We expect to pay compensation of approximately $2,000 for the solicitation of proxies, plus expenses, to Georgeson Shareholder Communications Inc. to supply brokers and other persons with proxy materials for forwarding to beneficial holders of Common Stock. We will also reimburse such brokers and other persons for expenses related to the forwarding of this mailing.

Voting rights; votes required for approval

The Board fixed the close of business on April 28, 2008 as the record date (‘‘Record Date’’) for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,938,532 shares of Common Stock. Every stockholder of record on the Record Date is entitled to one vote for each share of Common Stock then held.

The presence of a quorum is required to conduct business at the Meeting. A quorum is defined as a majority of all the shares of Common Stock entitled to vote at the Meeting, present in person or by proxy. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

The affirmative vote of (i) a plurality of the shares present at the Meeting and entitled to vote on the subject matter is required to elect the director nominees to the Board and (ii) a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to ratify the selection of J.H. Cohn LLP (‘‘J.H. Cohn’’) as our independent registered public accounting firm and to take action on any other business which may properly come before the Meeting.

Shares which are present or represented by proxy at the Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy fails to vote on a proposal (‘‘abstentions’’) or whether a broker with authority fails to exercise its authority with respect thereto (a ‘‘broker non-vote’’). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to stockholders, and abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. In accordance with American Stock Exchange (the ‘‘AMEX’’) rules, brokers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within 10 days of the Meeting on proposals such as the election of directors and ratification of the selection of independent registered public accounting firms.

We urge all beneficial owners to provide instructions to their brokers on how to vote their shares.

The Board does not intend to bring any matter before the Meeting, except as specifically indicated in the foregoing notice and in the description of any proposal being submitted to stockholders as provided herein, nor does the Board know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN STOCKHOLDERS

The following table sets forth, as of the Record Date, information concerning the Common Stock owned by (i) persons known by us who are beneficial owners of more than five percent of the Common Stock (ii) each of our directors, director nominees and Named Executive Officers, and (iii) all of our directors, director nominees and executive officers as a group, that was either provided to us by the person or is publicly available from filings made with the Securities and Exchange Commission (the ‘‘SEC’’). None of our directors or executive officers have pledged their shares of Common Stock as security.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (direct except as noted)†		Percent of Class

E.I. DuPont de Nemours and Company 1007 Market Street Wilmington, DE 19898	528,413	(1)	17.98

Neuberger Berman Inc. 605 Third Avenue New York, NY 10158	357,023	(2)	12.15

Ludwig G. Kuttner Hampshire Investments, Limited K Holdings, LLC 627 Plank Road Keene, VA 22946	300,833	(3)	10.24

David J. Greene and Company, LLC 599 Lexington Avenue New York, NY 10022	300,660	(4)	10.23

Arthur A. Oliner 11 Dawes Road Lexington, MA 02421	193,067	(5)	6.54

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	157,941	(6)	5.37

Joel H. Goldberg c/o C.C.I. / SK Associates, Inc. 1767 Morris Avenue Union, NJ 07083	75,024	(7)	2.54

Mason N. Carter c/o Merrimac Industries, Inc. 41 Fairfield Place West Caldwell, NJ 07006	50,831	(8)	1.70

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (direct except as noted)†		Percent of Class

Edward H. Cohen c/o Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022	28,499	(9)	*

Albert H. Cohen 5347 Hunt Club Way Sarasota, FL 34238	17,999	(10)	*

Harold J. Raveché c/o Stevens Institute of Technology Castle Point on Hudson Hoboken, NJ 07030	15,758	(11)	*

David B. Miller c/o DuPont Electronic & Communications Technologies 4417 Lancaster Pike, BMP 30-1168 Wilmington, DE 19805	14,999	(12)	*

Fernando L. Fernandez 2159 El Amigo Road Del Mar, CA 92014	10,499	(13)	*

Reynold K. Green c/o Merrimac Industries, Inc. 41 Fairfield Place West Caldwell, NJ 07006	36,803	(14)	1.24%

Robert V. Condon c/o Merrimac Industries, Inc. 41 Fairfield Place West Caldwell, NJ 07006	24,117	(15)	*

Timothy P. McCann c/o DuPont Electronic Technologies 14 T.W. Alexander Drive Research Triangle Park, NC 27709	-0-		*

All directors, director nominees and executive officers as a group (16 persons)	800,462	(16)	25.45%

†
In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days.

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Consists of shares owned by DuPont Chemical and Energy Operations, Inc. (‘‘DCEO’’).

(2)	Information as to the shares of Common Stock beneficially owned by Neuberger Berman Inc. is as of December 31, 2007, as set forth in a Form 13-G/A filed with the SEC on February 12, 2008.

(3)
250,000 shares of Common Stock are held directly by K Holdings, LLC and 50,000 are held directly by Hampshire Investments, Limited. Mr. Kuttner is the principal member of K Holdings, LLC and owns 80% of the outstanding interests in Hampshire Investments, Limited. Information as to shares of Common Stock beneficially owned by Mr. Kuttner, K Holdings, LLC and Hampshire Investments, Limited is as of January 5, 2005, as set forth in a Schedule 13D filed with the SEC on January 6, 2005. Includes 833 shares subject to stock options that are exercisable currently or within 60 days.

(4)	Information as to the shares of Common Stock beneficially owned by David J. Greene and Company, LLC is as of December 31, 2007, as set forth in a Form 13-G filed with the SEC on January 25, 2008.

(5)	Includes 14,999 shares subject to stock options that are exercisable currently or within 60 days, and 9,528 shares owned by Dr. Oliner’s wife.

(6)	Information as to the shares of Common Stock beneficially owned by Dimensional Fund Advisors LP is as of December 31, 2007, as set forth in a Form 13-G filed with the SEC on February 6, 2008.

(7)	Includes 14,999 shares subject to stock options that are exercisable currently or within 60 days.

(8)	Includes 50,831 shares subject to stock options that are exercisable currently or within 60 days.

(9)	Includes 14,999 shares subject to stock options that are exercisable currently or within 60 days.

(10)	Includes 12,499 shares subject to stock options that are exercisable currently or within 60 days.

(11)	Includes 14,999 shares subject to stock options that are exercisable currently or within 60 days.

(12)	David B. Miller disclaims beneficial ownership of the shares owned by DCEO. Includes 14,999 shares subject to stock options that are exercisable currently or within 60 days.

(13)	Includes 9,999 shares subject to stock options that are exercisable currently or within 60 days.

(14)	Includes 21,749 shares subject to stock options that are exercisable currently or within 60 days.

(15)	Includes 9,999 shares subject to stock options that are exercisable currently or within 60 days.

(16)	Includes 207,020 shares subject to stock options that are exercisable currently or within 60 days and 1,049 shares subject to our stock purchase plan.

ELECTION OF DIRECTORS
(Proposal 1)

Our Certificate of Incorporation provides that the Board shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms extending to the third succeeding annual meeting of stockholders. Each of the two nominees, Mason N. Carter and Timothy P. McCann, to be elected as a Class III director at the Meeting, will hold office until our annual meeting of stockholders in the year 2011 and until his successor has been duly elected and qualified. The three directors in Class I, Fernando L. Fernandez, Joel H. Goldberg, and Ludwig G. Kuttner, and the three directors in Class II, Edward H. Cohen, Arthur A. Oliner and Harold J. Raveché, are serving terms expiring at the time of our annual meetings in 2009 and 2010, respectively, and until their respective successors have been duly elected and qualified. Mr. Albert H. Cohen, one of the current Class III directors, requested not to be nominated for re-election and will be retiring as a director effective as of the Meeting.

The persons named in the enclosed form of proxy will vote such proxy for the election to the Board as Class III directors of Mason N. Carter and Timothy P. McCann, of whom Mr. Carter has previously been elected as a director by the stockholders. Approval of the director nominees requires the affirmative vote of a plurality of the shares present at the Meeting and entitled to vote on the subject matter. If no contrary indication is made, proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board to fill such vacancy, unless the Board shall determine to reduce the number of directors pursuant to the By-laws. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee except with respect to Timothy P. McCann, who was nominated pursuant to an agreement between DuPont Electronic Technologies (‘‘DuPont’’) and us, which was entered into on February 28, 2002. Pursuant to such agreement, David B. Miller served as a DuPont designated director since 2002. Mr. Miller’s term will expire at the time of the Meeting, and he will not be standing for re-election at this Meeting.

Our Governance and Nominating Committee has reviewed the qualifications of the nominees for Class III director and has recommended each of the nominees for election to the Board.

Information about nominees for directors and continuing directors

The following table sets forth certain information with respect to each nominee for director and each continuing director.

Name	Age	Director of the Company Since

Class I:
Fernando L. Fernandez	69	2003
Joel H. Goldberg	64	1997
Ludwig G. Kuttner	61	2006

Class II:
Edward H. Cohen	69	1998
Arthur A. Oliner	87	1961
Harold J. Raveché	64	2001

Class III:
Mason N. Carter	62	1995
Timothy P. McCann	51	—

Mr. Carter has served as Chairman of the Board since July 24, 1997, and President and Chief Executive Officer since December 16, 1996.

Edward H. Cohen is counsel to the law firm of Katten Muchin Rosenman LLP, with which he has been affiliated since 1963. He is a director of Phillips-Van Heusen Corporation, Franklin Electronic Publishers, Inc., and Gilman & Ciocia, Inc.

Fernando L. Fernandez is self-employed and provides consulting and director services to companies. From 2001 through January 2005, he was professor and the Director of Institute Technology Initiatives at Stevens Institute of Technology in Hoboken, New Jersey. Previously, from May 1998 to January 2001, he was Director of the Defense Advanced Research Projects Agency (DARPA), the central research and development organization of the Department of Defense. Prior to his tenure at DARPA, Dr. Fernandez held the position of President and Chairman of the Board of Directors for AETC Inc., a firm specializing in environmental surveillance, which he founded in 1994. Prior to this position, he was President and Chairman of the Board of Directors of Areté Associates, a Los Angeles-based applied research firm that Dr. Fernandez founded in 1976.

Joel H. Goldberg has been Chairman and Chief Executive Officer of Career Consultants, Inc., a management consulting firm, and SK Associates, a search firm, located in Union, New Jersey, since 1972. Dr. Goldberg is a director of Hampshire Group, Limited, and Modell’s, Inc., an advisor to the New Jersey Sports and Exposition Authority and a member of the Advisory Council for Sports Management of Seton Hall University. He was also a consultant to the New York Giants, the New Jersey Nets and the Ottawa Senators professional sports teams.

Ludwig G. Kuttner was President and Chief Executive Officer of Hampshire Group, Limited (‘‘Hampshire’’), a holding company that markets apparel for men and women, from 1979 to 1992 and from 1994 through 2006. As a result of an investigation by Hampshire’s audit committee, the Securities and Exchange Commission, and the Department of Justice of allegations of certain improprieties involving Mr. Kuttner and other Hampshire executives, Mr. Kuttner’s was on a leave of absence from his position as a director of Merrimac from the date of his election as a director of Merrimac in June 2006 until June 2007. He continues to serve as Managing Member of Hampshire Investments, Inc. and K Holdings, LLC, two investment companies. Previously, he served in various capacities in the textile industry and as an owner and developer of real property.

Timothy P. McCann has been Vice President and General Manager - DuPont Electronic Technologies since June 2007. Prior to that, Mr. McCann was DuPont Engineering Polymers' Global Director - Marketing Sales and Development, and Regional Director - DuPont Engineering Polymers, Americas, since August 2005. Between November 1999 and August 2005, Mr. McCann served as Global Business Director for various DuPont divisions, including Fluoropolymers, Nafion® and Engineering Polymers. Mr. McCann has been employed by DuPont in several capacities since joining DuPont in 1980.

Arthur A. Oliner has been Professor Emeritus of Electrophysics at Polytechnic University (formerly Polytechnic Institute of Brooklyn) since 1990. Prior to that, he was head of its Electrical Engineering Department from 1966 until 1974, and was the Director of its Microwave Research Institute from 1967 to 1982. After 1982, he returned to teaching and conducting research programs in microwave integrated circuits until his retirement in 1990. He was elected a member of the National Academy of Engineering, a Fellow of the IEEE, the AAAS, and the British IEE, and he received an honorary doctorate from the University of Rome, Italy. Dr. Oliner is the author of almost 300 published papers and three books. He has received many awards, including two gold medals, for his contributions to the microwave field. He has been an engineering consultant for such companies as IBM, Boeing, Raytheon, Hughes and Rockwell.

Harold J. Raveché has been President of the Stevens Institute of Technology since 1988. Prior to that, he was the Dean of Rensselaer Polytechnic Institute from 1985 until 1988. He was a member of the U.S. Trade and Technology missions to Israel in 1998, Brazil in 1999 and Korea and Taiwan in 2000.

Other directors

Albert H. Cohen has been self-employed as a management consultant and asset (money) manager since 1987. He was the Chairman of the Board and the Chief Executive Officer of Metex Corporation from 1986 to 1987, and from 1964 to 1986 he was its President and Chief Executive Officer. Metex Corporation was a manufacturer of industrial and automotive products. Mr. A. Cohen has served on the Board of Directors of Merrimac since 1997. Mr. A. Cohen requested not to be nominated for re-election and will be retiring as a director effective as of the date of the Meeting.

David B. Miller has been Group Vice President of DuPont Electronic & Communication Technologies, an electronic development and manufacturing company, since June 2007. Prior to that, Mr. Miller was Vice President and General Manager of DuPont since 2001. Mr. Miller has been employed by DuPont in several capacities since 1981. From 1999 through 2001, Mr. Miller was DuPont’s Director of Investor Relations. From 1997 to 1999, Mr. Miller was Managing Director, Asia Pacific and Global Business Director, Photopolymer and Electronic Materials. Mr. Miller served as Global Business Director, Printed Circuit Material from 1995 to 1997. Mr. Miller has responsibility for DuPont’s various electronic material initiatives. Mr. Miller is a director of DuPont Air Products NanoMaterials Joint Venture, a joint venture with Air Products and Chemicals, Inc. focused on chemical mechanical planarization materials, and of HD Microsystems, a joint venture with Hitachi Chemical that develops, manufactures and markets liquid polyimides and other materials to the semiconductor industry.

There are no family relationships among our directors or nominees for directors.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our executive officers.

Name	Age	Current Position

Mason N. Carter	62	Chairman of the Board, President and Chief Executive Officer

Robert V. Condon	61	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

Reynold K. Green	49	Vice President and Chief Operating Officer

Jayson E. Hahn	40	Vice President, Information Technology and Chief Information Officer

James J. Logothetis	48	Vice President and Chief Technology Officer

Adriana Mazza	56	Vice President, Human Resources

Michael Pelenskij	47	Vice President, Manufacturing

Information regarding Mr. Carter is set forth on page 6.

Mr. Condon has been Vice President, Finance and Chief Financial Officer since joining Merrimac in March 1996 and was appointed Secretary and Treasurer in January 1997.

Mr. Green was appointed Vice President and Chief Operating Officer on January 1, 2005. He had been Vice President and General Manager since November 2002. He was Vice President and General Manager of the RF Microwave Products Group since January 2000. He was Vice President, Sales from March 1997 to January 2000 and Vice President of Manufacturing from April 1996 to March 1997. He was a member of the Board of Directors from April 1996 to May 1997 and did not seek re-election to the Board.

Mr. Hahn was appointed Vice President, Information Technology and Chief Information Officer in October 2000, after serving as Director, Network Services since June 1998. He served as Manager, Network Services from June 1997 to June 1998 and was Information Technology Support Specialist from December 1996 to June 1997.

Mr. Logothetis was appointed Vice President and Chief Technology Officer in March 2002. Mr. Logothetis was appointed Vice President, Multi-Mix ® Engineering in May 1998, after rejoining Merrimac in January 1997 to serve as Director, Advanced Technology. Prior to rejoining Merrimac, he served as a director for Electromagnetic Technologies, Inc. in 1995 and became Vice President of Microwave Engineering at such corporation in 1996. From 1984 through 1994, Mr. Logothetis had various engineering positions with Merrimac including Group Manager, Engineering.

Mrs. Mazza was appointed Vice President, Human Resources in December 2005, after serving as our Manager of Human Resources from September 2002 to December 2005. She joined us in May 2000, serving in various human resource capacities until September 2002. Prior to joining Merrimac, she worked for Monroe Systems for Business, a division of Litton Industries; Exxon Office Systems, a division of Exxon Corporation and did private consulting work in both profit and nonprofit capacities.

Mr. Pelenskij was appointed Vice President Manufacturing in January 2000 after serving as our Director of Manufacturing from January 1999 to January 2000. Prior to January 1999, Mr. Pelenskij held the positions of Manager of Screened Components, RF Design Engineer, and District Sales Manager since joining us in 1993.

There are no family relationships among our executive officers.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2007, our General Counsel, Katten Muchin Rosenman LLP (formerly, KMZ Rosenman), was paid $350,144 for providing us legal services. Mr. E. Cohen (a director) is Counsel to the firm of Katten Muchin Rosenman LLP but does not share in any fees we pay to the firm.

On March 13, 2007, we entered into a Stock Purchase and Confidentiality Agreement (the ‘‘Agreement’’) with Adam Smith Investment Partners, L.P. (‘‘ASIP’’), Adam Smith Capital Management LLC (‘‘ASCM’’), Diamond Capital Management (‘‘DCM’’), Adam Smith Investments, Ltd. (‘‘ASI’’), Richard Grossman (‘‘RG’’), Orin Hirschman (‘‘OH’’), and Richard and Ana Grossman JTWROS (‘‘RAG’’, and collectively with ASIP, ASCM, DCM ASI RG, and OH, the ‘‘Sellers’’). Pursuant to the Agreement, we repurchased from the Sellers in a private transaction 238,700 shares of our Common Stock, par value $0.01 per share, for the treasury at a price of $9.00 per share, for an aggregate purchase price of $2,148,300. The Sellers were former beneficial owners of more than 5% of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish to us copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, our officers, directors and greater than ten percent stockholders complied with these Section 16(a) filing requirements with respect to the Common Stock during the fiscal year ended December 29, 2007, with the exception of Lior Bregman, a former greater than 10 percent stockholder, who filed three late Form 4s for 48 transactions that were not reported on a timely basis.

  DIRECTOR INDEPENDENCE

During the year ended December 29, 2007, the Board has determined that a majority of the Board is independent under the definition of independence and in compliance with the listing standards of the AMEX listing requirements. Based upon these standards, the Board has determined that all of the directors are independent, with the exception of Mr. Carter, our Chairman, President and Chief Executive Officer.

  MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year that ended on December 29, 2007, the Board held nine meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such director served during fiscal year 2007, with the exception of Mr. Kuttner, who had been on a leave of absence from his position as a director without compensation since the date of his election until June 20, 2007. Mr. Kuttner attended at least 75% of the aggregate number of meetings of the Board after the date that his leave of absence from the Board ended. All of the current directors attended our 2007 Annual Meeting, with the exception of Dr. Fernandez.

The Board has a standing Audit Committee, Compensation Committee, Management Committee, and Governance and Nominating Committee. Certain of the directors also sit on our advisory Technology Strategy Committee.

The Audit Committee currently consists of Messrs. E. Cohen (chair), A. Cohen and Dr. Raveché, each of whom is independent as defined in Section 121(A) of the AMEX listing standards. The Audit Committee’s function is to provide assistance to the Board in fulfilling the Board’s oversight functions relating to the quality and integrity of our financial reports, monitor our financial reporting process and internal control system, and perform such other activities consistent with its charter and our By-laws as the Committee or the Board deems appropriate. The Audit Committee produces an annual report for inclusion in our proxy statement. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between our management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee must pre-approve all audit and non-audit services to be provided to us by our independent registered public accounting firm. The Committee carries out all functions required by the AMEX, the SEC and the federal securities laws. The Board has determined that Mr. A. Cohen, in addition to being “independent,” is an “audit committee financial expert” as defined in the SEC’s Regulation S-K, Item 407(d). Mr. A. Cohen’s biographical information is on page 6. During fiscal year 2007, the Audit Committee held nine meetings. The Audit Committee’s charter is available on our website at www.merrimacind.com.

Mr. A. Cohen (chair), Mr. E. Cohen and Dr. Goldberg currently serve on the Compensation Committee. It is intended that Dr. Goldberg will replace Mr. A. Cohen as chair of the Compensation Committee as of the date of the Meeting. The purpose of the Compensation Committee is to oversee the responsibilities relating to compensation of our executives, administer our equity based employee incentive benefit plans and produce a report on executive compensation for inclusion in our proxy statement. The Compensation Committee may not delegate its authority. The Compensation Committee also relies in part on the recommendations of Mr. Carter in setting the compensation of executive officers reporting to him. SK Associates, of which Dr. Goldberg is Chairman and Chief Executive Officer, prepared an analysis of compensation for all of the executive officers, with the exclusion of Mr. Carter, but was not compensated for the report. The compensation consultants were instructed to review the scope and responsibilities of the executive positions and associated executive compensation levels, with the exclusion of Mr. Carter, as compared to similarly situated companies. During fiscal year 2007, the Compensation Committee held one meeting. The Compensation Committee’s charter is available on our website at www.merrimacind.com.

Messrs. Carter, A. Cohen and E. Cohen currently serve on the Management Committee. The Management Committee recommends to the Board the strategic business direction for us and evaluates the impact of current changes in the business environment in which we operate. During fiscal year 2007, the Management Committee did not meet.

The Governance and Nominating Committee is comprised of Mr. E. Cohen (chair), Dr. Goldberg and Dr. Raveché, each of whom is independent as defined in Section 121(A) of the AMEX listing standards. This Committee is responsible for (1) identifying and recommending to the Board individuals qualified to become Board and Committee members; (2) maintaining that a majority of the Board members are independent and that all the members of the Audit, Compensation and Governance and Nominating Committees are independent as required; (3) developing and recommending to the Board a set of corporate governance principles applicable to us; and (4) addressing corporate governance issues and recommending proposals and actions for the Board’s consideration. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director. During fiscal year 2007, the Governance and Nominating Committee held one meeting. The Governance and Nominating Committee’s charter is available on our website at www.merrimacind.com.

The Technology Strategy Committee (which was formed in December 2005) is comprised of Dr. Fernandez (chair), Dr. Oliner, and Dr. Raveché. The Technology Strategy Committee advises the Board regarding progress in the development of our Multi-Mix® technologies, prioritizing our efforts in this area, identifying investment needs and opportunities, and educating customers on the capabilities of the Multi-Mix® technologies. During fiscal year 2007, the Technology Strategy Committee held six meetings.

NOMINATIONS FOR THE BOARD OF DIRECTORS

The Governance and Nominating Committee of the Board considers director candidates based upon a number of qualifications, including their independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. There are no specific, minimum or absolute criteria for Board membership. The Governance and Nominating Committee seeks directors who have demonstrated an ethical and successful career. This may include experience as a senior executive of a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Committee shall determine shall qualify an individual for Board service. The Committee shall make every effort to ensure that the Board and its Committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the AMEX and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to recommending to the Board the nomination of an existing director for re-election to the Board, the Committee will consider and review such existing director’s Board and Committee attendance and performance, independence, experience, skills and the contributions that the existing director brings to the Board.

The Governance and Nominating Committee has not in the past relied upon third-party search firms to identify director candidates, but may employ such firms if so desired. The Governance and Nominating Committee generally relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and stockholders as a source for potential director candidates. The Board retains complete independence in making nominations for election as a member of the Board.

The Governance and Nominating Committee will consider qualified director candidates recommended by stockholders in compliance with our procedures and subject to applicable inquiries. The Governance and Nominating Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder may recommend nominees for director at least 120 calendar days prior to the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting, by writing to the Secretary, Merrimac Industries, Inc., 41 Fairfield Place, West Caldwell, NJ 07006, giving the name, company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us and/or the stockholder submitting the nomination, and any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as ‘‘independent’’ under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Secretary and forwarded to the Chair of the Governance and Nominating Committee for further review and consideration in accordance with this policy. Any such stockholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

AUDIT COMMITTEE REPORT

Our management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls and disclosure controls and procedures. The independent registered public accounting firm audits our financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees on behalf of the Board (i) our accounting and financial reporting processes and (ii) the audits of our financial statements.

We met and held discussions with management and J.H. Cohn LLP, our independent registered public accounting firm for fiscal 2007. Management represented to us that our consolidated financial statements for the fiscal year ended December 29, 2007 were prepared in accordance with accounting principles generally accepted in the United States. We reviewed and discussed the consolidated financial statements with both management and J.H. Cohn LLP. We also discussed with J. H. Cohn LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

We discussed with J.H. Cohn LLP the overall scope and plans for the audit. We met with J.H. Cohn LLP, with and without management, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

We discussed with J.H. Cohn LLP their independence from management and us, and received J.H. Cohn LLP’s written disclosures and letter required by Independent Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

Based on the foregoing, we recommended that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007, for filing with the SEC.

Audit Committee

Edward H. Cohen, Chair
Albert H. Cohen, Audit Committee Financial Expert
Harold J. Raveché

 STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder or other interested party who desires to communicate with our Chairman of the Board or any of the other members of the Board may do so by writing to: Board of Directors, c/o Chairman of the Board of Directors, Merrimac Industries, Inc., 41 Fairfield Place, West Caldwell, NJ 07006. Communications may be addressed to the Chairman of the Board, an individual director, a Board Committee, the non-management directors or the full Board. Communications received by the Chairman of the Board will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes ‘‘spam,’’ lewd material and/or communications offering to buy or sell products or services.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table for 2007 and 2006

The table below summarizes the total compensation earned by each of the Named Executive Officers for the fiscal years ended December 29, 2007 and December 30, 2006. Mr. Carter’s compensation is determined pursuant to his employment agreement with us, dated April 11, 2006.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(f)	(i)	(j)
Mason N. Carter Chairman, President and Chief Executive Officer	2007 2006	332,010 327,440	56,050 17,500	27,657 28,812	415,717 373,752
Reynold K. Green Vice President and Chief Operating Officer	2007 2006	195,000 195,144	17,256 5,000	16,705 13,805	228,961 213,949
Robert V. Condon Vice President, Finance, Chief Financial Officer Treasurer and Secretary	2007 2006	191,037 188,343	17,256 5,000	6,168 8,329	214,461 201,672

(1)
The value of stock option awards was calculated using the Black-Scholes method in accordance with SFAS No. 123R. A discussion of the assumptions used in calculating the Black-Scholes values may be found in Notes 1 and 7 of our audited Consolidated Financial Statements contained in our Form 10-K for the year ended December 29, 2007 which accompanies this Proxy Statement. The 2007 grant date of each of the awards in this column was April 25, 2007. The 2006 grant date of each of the awards in this column was June 22, 2006. One-third of each such option vests on each of the first, second and third anniversaries of the grant dates.

(2)	The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

All Other Compensation ($)
					Travel
	Fiscal	Car	Life	Disability	Accident
Name	Year	Allowance ($)	Insurance ($)	Insurance ($)	Insurance ($)	Totals ($)
Mason N. Carter	2007	20,684 (a)	1,260	5,263	450	27,657
	2006	21,839 (a)	1,260	5,263	450	28,812
Reynold K. Green	2007	16,000 (a)	255		450	16,705
	2006	13,100 (a)	255		450	13,805
Robert V. Condon	2007	5,718			450	6,168
	2006	7,879			450	8,329

(a)	Represents the lease value of the vehicle for fiscal years 2007 and 2006, and the respective insurance, gasoline, maintenance and repair costs.

Compensation of President and Chief Executive Officer

We have an Employment Agreement, dated April 11, 2006, with Mr. Carter, our President and Chief Executive Officer, which provides that Mr. Carter’s annual base salary is $332,000. The initial term of this Employment Agreement ends on December 31, 2010, and will be renewable for successive 12-month periods unless terminated pursuant to the terms of the Employment Agreement. In addition, Mr. Carter will be eligible to participate in the our medical benefits, life insurance, 401(k) and similar programs generally available to employees. Mr. Carter will also be eligible to participate in the our stock purchase, stock option, and long term incentive plans, and to receive bonuses, in the sole discretion of the Compensation Committee of our Board of Directors. We will maintain a $500,000 term life insurance policy for Mr. Carter’s beneficiaries.

Under the Employment Agreement, Mr. Carter will be entitled to receive a ‘‘Special Retirement Benefit’’ of $75,000 per year if we achieve pre-tax earnings of $9 million in the aggregate over the three fiscal years prior to his retirement at or over age 65 (‘‘Performance Target’’). In addition, Mr. Carter would receive the Special Retirement Benefit if we terminate him without cause, if he resigns for ‘‘good reason,’’ or his employment is terminated as a result of a ‘‘disability,’’ and in any such case we have also achieved the Performance Target. During the term and for a period of three years following such retirement or termination (‘‘Restrictive Period’’), and for as long as Mr. Carter is receiving the Special Retirement Benefit, Mr. Carter is bound to a confidentiality, non-competition and non-solicitation agreement with us. However, if after the Restrictive Period, Mr. Carter gives written notice to us of his forfeiture of the Special Retirement Benefit, Mr. Carter would be released from the non-competition and non-solicitation agreement.

In addition, the Employment Agreement provides various payments and benefits upon Mr. Carter’s termination of employment with us due to his death or ‘‘disability’’ (as defined in the Employment Agreement), Mr. Carter’s termination of employment by us with or without cause (as defined in the Employment Agreement) and termination of employment by Mr. Carter for ‘‘good reason’’ (as defined in the Employment Agreement). If Mr. Carter’s employment is terminated within 12 months following a ‘‘change in control’’ (as defined in the Employment Agreement), Mr. Carter will receive, payments and benefits that are in lieu of those payments and benefits available to Mr. Carter upon termination of employment in the absence of a change in control.

If Mr. Carter’s employment terminates due to his death, we will provide to Mr. Carter’s estate all salary and benefits accrued by Mr. Carter but unpaid as of the date of his death.

If Mr. Carter’s employment terminates due to his disability, we will provide to Mr. Carter all salary and benefits accrued by Mr. Carter but unpaid as of the date of termination. We will pay Mr. Carter his Special Retirement Benefit to the extent that the conditions for payment of such benefit have been met. Mr. Carter has a ‘‘disability’’ for purposes of the Employment Agreement if, as a result of physical or mental illness or injury, the Mr. Carter is unable to perform the essential duties of his position for a period of 90 consecutive work days or for a period of 120 non-consecutive work days in a 12-month period, or poses a direct threat to his own safety and health or that of others and there is no reasonable accommodation that can be provided by us that would allow Mr. Carter to perform the essential functions of his position as determined under applicable law.

If we terminate Mr. Carter’s employment for ‘‘cause’’, we will provide to Mr. Carter all salary and benefits accrued by Mr. Carter but unpaid as of the date of termination. For purposes of the Employment Agreement, ‘‘cause’’ means Mr. Carter’s: (i) willful failure to perform his normal and customary duties for an extended period for any reason, other than due to disability; (ii) gross negligence or willful misconduct, including, without limitation, fraud, embezzlement or intentional misrepresentation; (iii) commission of, or indictment or conviction for, a felony; (iv) willful engagement in competitive activities against us, including, without limitation, purposely aiding a competitor; (v) misappropriation of a material opportunity of ours; or (vi) violation of any material provision of the Employment Agreement, and in each case Mr. Carter has failed to cure such act (if curable as determined by the Board) within ten days after receipt of written notice from us of such act or, if reasonable under the circumstances, such additional period of time during which Mr. Carter is using his best efforts to so cure, not to exceed 30 days in the aggregate.

If Mr. Carter terminates his employment for ‘‘good reason’’ or we terminate Mr. Carter’s employment without cause, we will provide Mr. Carter with the following payments and benefits (i) his then applicable base salary beginning six months plus one day after the date of termination until the later of (A) the end of the term of the Employment Agreement plus six months and one day and (B) the date which is 12 months after the date of termination plus six months and one day, (ii) continued group medical coverage, under our group medical plan in effect from time to time, on the same terms as provided to our other executives until the later of (A) the end of the term of the Employment Agreement plus six months and one day and (B) the date which is 12 months after the date of termination plus six months and one day, (iii) if applicable, the Special Retirement Benefit, (iv) in the case of an automobile owned or leased by Mr. Carter, the car allowance provided under the Employment Agreement, payable beginning six months plus one day after the date of termination until the earlier of (A) 12 months after the date of termination plus six months and one day and (B) the end of the term of the Employment Agreement plus six months and one day, or, in the case of an automobile owned or leased by us, use of such automobile from the date of termination until the earlier of (A) 12 months after the date of termination and (B) the end of the then current term, (v) the option to assume any remaining lease payments of the automobile provided under the Employment Agreement, assuming the leased automobile is one of our automobiles, or to purchase such automobile in accordance with the terms of its lease, (vi) a payment in lieu of any bonus (the ‘‘In-Lieu Bonus’’) in an amount equal to the average of Mr. Carter’s annual bonuses, if any, for the two fiscal years ended immediately prior to the termination, which payment shall be made in respect of each period of 12 months remaining during the term of the Employment Agreement, and a pro-rated amount shall be paid in respect of any period of less than 12 months, payable at the time that other annual bonuses are paid to our other executives (or if no annual bonus is paid during a particular year, in December of the applicable year) and in accordance with Section 409A of the Code, and (vii) notwithstanding the terms of any of our option plans, all unvested stock options to purchase shares of the our common stock granted by us and held by Mr. Carter as of the date of termination (the ‘‘Executive Options’’) under any of our option plans shall immediately vest and be exercisable in accordance with their terms and, notwithstanding the terms of any of our incentive plans, all restricted stock awarded under any incentive plans held by Mr. Carter (‘‘Executive Restricted Stock’’) shall be vested and free of restrictions. For purposes of the Employment Agreement, ‘‘good reason’’ means a material diminution of Mr. Carter’s duties and responsibilities or a substantial reduction in Mr. Carter’s compensation and benefits.

If, within 12 months of a ‘‘change in control’’, Mr. Carter terminates his employment for good reason or we terminate Mr. Carter’s employment without cause, in lieu of the payments and benefits described above, we will provide Mr. Carter with the following payments and benefits:(i) the greater of (x) three times his then applicable base salary and (y) the base salary from the date of termination to the end of the term of the Employment Agreement, payable over a 12-month period beginning six months plus one day after the date of termination, (ii) continued group medical coverage, under our group medical plan in effect from time to time, on the same terms as provided to our other executives until the later of (A) the third anniversary of the date of termination and (B) the end of the term of the Employment Agreement, (iii) if applicable, the Special Retirement Benefit, (iv) in the case of an automobile owned or leased by Mr. Carter, the car allowance provided under the agreement, payable beginning six months plus one day after the date of termination until the later of (A) the third anniversary of the date of termination plus six months and one day and (B) the end of the term of the Employment Agreement plus six months and one day, or, in the case of an automobile owned or leased by us, use of such automobile from the date of termination until the later of (A) the third anniversary of the date of termination and (B) the end of the term of the Employment Agreement, (v) the option to assume any remaining lease payments of the automobile provided under the Employment Agreement or to purchase such automobile in accordance with the terms of its lease, and (vi) three times the In-Lieu Bonus, payable over a 12-month period beginning six months plus one day after the date of termination. In the event of a change in control, all Executive Options shall immediately vest and be exercisable in accordance with their terms and the Executive Stock shall be vested and free of restrictions. In the event that these payment or benefits give rise to the excise tax payable by Mr. Carter under Section 4999 of the Code, we will reduce the amount of such payments by the minimum amount necessary to avoid payment of the excise tax.

Under the Employment Agreement, the term ‘‘change in control’’ means (i) we are merged or consolidated with, or, in any transaction or series of transactions, all or substantially all of our business or assets shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, our stockholders immediately prior thereto shall not have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity; (ii) any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time) who is not an affiliate of ours or a 5% or more holder, in each case as of the date of this the Employment Agreement, is or becomes the beneficial owner (as that term is used in Section 13(d) of said Act and the applicable rules and regulations thereof) of our stock entitled to cast more than 25% of the votes at the time entitled to be cast generally for the election of directors; or (iii) more than 50% of the members of the Board shall not be Continuing Directors. ‘‘Continuing Directors’’ means our directors (A) who were members of the Board on January 1, 2006 or (B) who subsequently became our directors and who were elected or designated to be candidates for election as nominees of the Board, or whose election or nomination for election by our stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board).

No other Named Executive Officer has an employment agreement with us. Please refer to Potential Payments Upon Termination or Change-In-Control for such payments that may be made to our other Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of outstanding equity awards by the Named Executive Officers. This table shows unexercised exercisable (vested) and unexercisable (unvested) option awards during the fiscal year ended December 29, 2007. None of the Named Executive Officers has been granted any stock awards. The vesting schedule for the options held at fiscal year end is disclosed by footnote to the following table.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

(a)	(b)		(c)		(e)	(f)
Mason N. Carter	22,000	(1)	-		11.477	01/08/08
	15,000	(2)	-		7.000	06/10/09
	2,500	(3)	-		8.375	02/22/10
	11,666	(4)	23,334	(4)	9.520	06/21/16
	-		30,000	(5)	9.300	04/24/17
Reynold K. Green	3,500	(2)	-		7.000	06/10/09
	8,250	(6)	-		9.040	03/27/15
	3,333	(4)	6,667	(4)	9.520	06/21/16
	-		10,000	(5)	9.300	04/24/17
Robert V. Condon	2,750	(7)	-		13.011	04/28/08
	3,333	(4)	6,667	(4)	9.520	06/21/16
	-		10,000	(5)	9.300	04/24/17

(1)	The grant date of this award was January 9, 1998. This award vested on the one year anniversary of the grant date.

(2)	The grant date of this award was June 11, 1999. This award vested on the one year anniversary of the grant date.

(3)	The grant date of this award was February 23, 2000. This award vested on the one year anniversary of the grant date.

(4)	The grant date of this award was June 22, 2006. One-third of each such option vests on each of the first, second and third anniversaries of the grant date.

(5)	The grant date of this award was April 25, 2007. One-third of each such option vests on each of the first, second and third anniversaries of the grant date.

(6)	The grant date of this award was March 28, 2005. This award vested on the one year anniversary of the grant date.

(7)	The grant date of this award was April 29, 1998. This award vested on the one year anniversary of the grant date.

Potential Payments Upon Termination or Change-In-Control

On March 29, 2006, the Compensation Committee of the Board of Directors adopted the Amended and Restated Severance Plan, which replaces the previous plan adopted in September 2003, for key executives designated from time to time by the Compensation Committee, including the Named Executive Officers, with the exception of Mr. Carter. On December 13, 2007, the Board amended the Severance Plan to provide that any determinations to be made by the Compensation Committee pursuant to the Severance Plan will instead be made by the Board on the recommendation of the Compensation Committee. The Severance Plan provides, among other things, that if an executive is terminated by us without ‘‘cause’’ and other than on account of the executive’s death or ‘‘disability,’’ or if the executive resigns for ‘‘good reason’’ (as such terms are defined in the Severance Plan) within 12 months following a ‘‘change in control’’ (as defined therein), we, or a successor of ours, is obligated to pay to the executive one or two times (as recommended by the Compensation Committee and approved by the Board) his ‘‘annual base salary’’ (as defined in the Severance Plan) and to continue to provide health insurance benefits for 24 months (to the extent not covered by any new employer). However, to the extent that any payments made under the Severance Plan would otherwise be subject to the excise tax imposed under the Golden Parachute Payment provisions of Section 4999 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), we will reduce the amount of such payments by the minimum amount necessary to avoid being subject to such excise tax.

For purposes of the Severance Plan, an executive’s ‘‘annual base salary’’ is the executive’s regular basic annual compensation prior to any reduction under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code, and will not include (without limitation) cost of living allowances, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments. The executive has a ‘‘disability’’ for purposes of the Severance Plan if, as result of physical or mental illness or injury, the executive is unable to perform the essential duties of his or her position for a period of 90 consecutive days or for a period of 120 non-consecutive days in any 12-month period, or poses a direct threat to the safety and health of the executive or others and there is no reasonable accommodation that we can that would allow the executive to perform the essential functions of the executive’s position as determined by applicable law.

All payments under the Severance Plan will be payable at such times as recommended by the Compensation Committee and approved by the Board provided that all such payments are made prior to the later of (1) March 15 of the calendar year following the year in which the termination occurs and (2) two and one-half months after the end of our year end in which such termination occurred. All payments will be made so as to comply with Section 409A of the Code and the Severance Plan may need to be further amended to comply with final regulations recently issued under Section 409A of the Code by the US Department of Treasury and the Internal Revenue Service. In connection with any payment under the Severance Plan, the Compensation Committee may recommend and the Board may require that the executive enter into non-competition/non-solicitation and confidentiality agreements as it deems appropriate. If an executive has entered into an agreement with us, which agreement covers the subject matter of the Severance Plan, such agreement will govern so that the executive will not be entitled to payments under both the agreement and the Severance Plan. The Severance Plan is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2005, and the Amendment to the Severance Plan is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 29, 2007.

For purposes of the Severance Plan, ‘‘change in control’’ shall mean and be deemed to have occurred if: (i) the we have merged or consolidated with, or, in any transaction or series of transactions, all or substantially all of our business or assets shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, our stockholders immediately prior thereto shall not have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity, (ii) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not an affiliate of ours or a 5% or more holder, in each case as of January 1, 2006, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) of our stock entitled to cast more than 25% of the votes at the time entitled to be cast generally for the election of directors, or (iii) more than 50% of the members of the Board shall not be ‘‘continuing directors.’’ Under the Severance Plan, ‘‘continuing directors’’ are our directors (i) who were members of the Board on January 1, 2006, or (ii) who subsequently became our directors and who were elected or designated to be candidates for election as nominees of the Board, or whose election or nomination for election by our stockholders was otherwise approved, by a vote of a majority of the continuing directors then on the Board.

Under the Severance Plan, ‘‘cause’’ means the executive’s (1) willful failure to perform his or her normal and customary duties for an extended period of time for any reason, other than disability, (ii) gross negligence or willful misconduct, including but not limited to fraud, embezzlement or intentional misrepresentation, (iii) commission of, or indictment or conviction for, a felony, (iv) misappropriation of a material opportunity of ours, (v) willfully engaging in competitive activities against us or purposely aiding a competitor of ours, or (vi) violation of any fiduciary duty owed to us or any subsidiaries or any material provision of any agreement the executive has with us or any subsidiary and, in each case, the executive has failed to cure the violation (if curable as determined by us) within ten days after receipt of written notice from us of such violation or, if reasonable under the circumstances, such additional period of time during which the executive is using his best efforts to so cure, not to exceed 30 days in the aggregate.

In addition, the Severance Plan currently defines ‘‘good reason’’ to mean the occurrence (without the executive’s prior express written consent) of any one of the following acts, or failures to act: (i) a material diminution of the duties and responsibilities of the executive, (ii) a substantial reduction in compensation or benefits of the executive, (iii) any failure by us to comply with any of the provisions of the Severance Plan, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by us promptly after receipt of notice thereof given by the executive, (iv) any purported termination of the executive’s employment which is not pursuant to a ‘‘notice of termination’’ under the Severance Plan (citing specific provisions of the Severance Plan relied upon in the termination and detain the facts and circumstances claimed to provide a basis thereof), or (v) the relocation of our principal executive offices where the executive works at a location more than 25 miles from its location on the date of the adoption of the Severance Plan or our requiring the executive to be based anywhere other than the our principal executive offices.

The Board may amend or terminate the Severance Plan in whole or in part at any time upon notice to all of the participating executives; provided, however, that, subsequent to a change in control or during the period of 180 days prior to a change in control, no such amendment which could adversely affect the rights of any executive nor any termination shall become effective until the expiration of one year following the change in control.

Director Compensation Table

Each director who is not an employee of ours receives a monthly director’s fee of $1,500, plus an additional $500 for each meeting of the Board and of any Committees of the Board attended. In addition, the Chair of the Audit Committee receives an annual fee of $2,500 for his services in such capacity. The directors are also reimbursed for reasonable travel expenses incurred in attending Board and Committee meetings.

In addition, pursuant to the 2006 Stock Option Plan, each non-employee director is granted an option to purchase 2,500 shares of the Common Stock of the Company on the date of each Annual Meeting of Stockholders. Such options have a three-year vesting period. Each such grant has an exercise price equal to the fair market value on the date of such grant and will expire on the tenth anniversary of the date of the grant. On June 20, 2007, non-qualified stock options to purchase an aggregate of 20,000 shares were issued to eight directors at an exercise price of $9.78 per share. Also on June 20, 2007, pursuant to the 2006 Non-Employee Directors’ Stock Plan, seven directors each received a grant of 1,500 shares of restricted stock at a fair market value of $9.78 per share. One third of such restricted stock vests on the anniversary of the grant date over a three-year period.

The table below summarizes the compensation of directors for fiscal year 2007.

Name (3)	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)

(a)	(b)		(c)	(d)	(g)		(h)
Albert H. Cohen	27,500		7,613	3,104	-
Edward H. Cohen	32,000		7,613	3,104	-
Fernando L. Fernandez	23,500		7,613	3,104	-
Joel H. Goldberg	24,500		7,613	3,104	32,201	(4)
Ludwig G. Kuttner	14,500		2,853	963
David B. Miller	22,500	(5)	-	3,104	-
Arthur A. Oliner	22,000		7,613	3,104	36,000	(6)
Harold J. Raveche	30,500		7,613	3,104	-

(1)
In accordance with SFAS No. 123R, our charge to earnings in fiscal year 2007 for each director’s grant of 1,500 shares of restricted stock in 2007 was $2,853, or $19,971 in the aggregate for seven directors added to our charge to earnings in fiscal year 2007 for each director’s grant of 1,500 shares of restricted stock in 2006 was $4,760, or $28,560 in the aggregate for six directors. This total value for 2007 was calculated by multiplying the number of shares of stock at its fair market value of $9.78 per share, divided by a 36 month vesting period, and multiplying by seven, the number of months in fiscal year 2007 that the grant covered, added to the value calculated by multiplying the number of shares of stock at its fair market value of $9.52 per share, divided by a 36 month vesting period, and multiplying by twelve, the number of months in fiscal year 2007 that the 2006 grant covered. This charge is based on the market values of the restricted stock when issued, amortized over three years of service.

(2)
Each of the directors received options to purchase 2,500 shares, which were granted on June 20, 2007. The fair value of each directors’ award granted pursuant to the 2006 Stock Option Plan was $4,950 at $1.98 per share, using the Black-Scholes method in accordance with SFAS No. 123R. Each of the directors received options to purchase 2,500 shares, which were granted on June 22, 2006. The fair value of each directors’ award granted pursuant to the 2006 Stock Option Plan was $6,425 at $2.57 per share, using the Black-Scholes method in accordance with SFAS No. 123R. A discussion of the assumptions used in calculating the Black-Scholes values may be found in Notes 1 and 7 of our audited Consolidated Financial Statements contained in our Form 10-K for the year ended December 29, 2007 which accompanies this Proxy Statement.

(3)	The table below summarizes the aggregate number of stock awards and the aggregate number of option awards for each director outstanding at December 29, 2007.

Name	Stock Awards	Option Awards

(a)	(c)	(d)
Albert H. Cohen	3,000	15,000
Edward H. Cohen	3,000	17,500
Fernando L. Fernandez	3,000	12,500
Joel H. Goldberg	3,000	17,500
Ludwig G. Kuttner	1,500	2,500
David B. Miller (5)	-	17,500
Arthur A. Oliner	3,000	17,500
Harold J. Raveche	3,000	17,500

(4)	Represents fees paid to Career Consultants, of which Dr. Goldberg is Chairman, Chief Executive Officer and principal owner, to perform employee benefits analysis.

(5)	Mr. Miller’s cash fees are paid directly to E. I. DuPont de Nemours and Company and he did not accept restricted stock awards granted in 2007.

(6)	Represents fees paid for technology-related consulting services.

RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

The Audit Committee has selected J.H. Cohn as our independent registered public accounting firm to audit and report upon our consolidated financial statements for fiscal year 2008. The Board recommends that the stockholders ratify the selection of J.H. Cohn. The independent registered public accounting firm for fiscal year 2007 was J.H. Cohn. The independent registered public accounting firm for fiscal year 2006 was Grant Thornton LLP.

A representative of J.H. Cohn is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he desires.

Audit Fees. The aggregate fees billed or to be billed by our independent registered public accounting firms for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $275,900 in 2007, which includes $190,500 for the 2007 audit, $85,400 for 2007 quarterly reviews, and $456,500 in 2006, billed by Grant Thornton LLP.

Audit-related Fees. There were no aggregate fees billed or to be billed by our current and prior independent registered public accounting firms for each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

Tax Fees. The aggregate fees billed by our independent registered public accounting firm in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $37,000 in 2007 by J.H. Cohn, and $34,700 in 2006 by Grant Thornton LLP. The nature of the services performed for these fees was tax return preparation and services provided in connection with net operating loss carryforward limitations.

All Other Fees. The aggregate fees billed by the Company’s independent registered public accounting firms in each of the last two fiscal years for products and services other than those reported in the three prior categories were $85,000 billed by Grant Thornton in 2007 and $5,000 billed by Ernst & Young LLP in 2006. The nature of these services performed by Grant Thornton LLP for these fees was for a consent for the 2007 SEC Form 10-K filing and to grant access to audit workpapers during transition. The nature of these services performed by Ernst & Young LLP for these fees was for consents for the 2006 Form S-8 filings.

Prior Independent Registered Public Accounting Firms

On April 25, 2007, the Audit Committee dismissed Grant Thornton LLP as our independent registered public accounting firm.

The audit report of Grant Thornton LLP on our consolidated financial statements as of and for the fiscal year December 30, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 30, 2006, and for the interim period through April 25, 2007, the date our engagement of Grant Thornton LLP ended, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the fiscal year ended December 30, 2006, and for the interim period through April 25, 2007, the date our engagement of Grant Thornton LLP ended, Grant Thornton LLP did not advise us of any reportable events under Item 304(a)(1)(iv) and (v) of Regulation S-K promulgated under the Securities Exchange Act of 1934. We provided Grant Thornton LLP with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to our Form 8-K filed with the SEC on April 27, 2007 is a copy of the letter from Grant Thornton LLP to the SEC, dated April 26, 2007, stating that it agreed with such statements.

On April 25, 2007, the Audit Committee of our Board engaged J.H. Cohn as our new independent registered public accounting firm. During the fiscal year ended December 30, 2006, and for the interim period through April 25, 2007, the date our engagement of Grant Thornton LLP ended, neither we nor anyone acting on our behalf consulted J.H. Cohn regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by J.H. Cohn that J.H. Cohn concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a "disagreement" or "event," as those terms are described in Item 304(a)(1)(iv) and (v) of Regulation S-K.

An affiliate of J.H. Cohn, Cohn Consulting Group, performed the initial work related to the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 for the Company in 2004 and 2005. Cohn Consulting Group also performed limited internal audit procedures for the Company related to the third and fourth quarters of 2005. Their work in 2006 was limited to attendance at Audit Committee meetings.

Policy on Pre-Approval of Services Provided by Independent Registered Public Accounting Firms

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by our independent registered public accounting firm. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Audit Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom authority is so delegated to pre-approve an activity shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated such pre-approval authority to Edward H. Cohen, Chair of the Audit Committee. The Audit Committee pre-approved all audit and permitted non-audit services in 2007 as well as those that were provided in 2006 after the pre-approval requirements under the Sarbanes-Oxley Act became effective on May 6, 2003. Our pre-approval policy can be found on our website at www.merrimacind.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE FOR RATIFICATION OF J.H. COHN LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

Ratification of J.H. Cohn as independent registered public accounting firm for 2008 requires the affirmative vote of a majority of the shares present at the Meeting and entitled to vote on the ratification of the independent registered public accounting firm. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the proposal to ratify J.H. Cohn as the registered public accounting firm for 2008. Although stockholder ratification of the Board’s action in this respect is not required, the Board considers it desirable for stockholders to pass upon the selection of the independent registered public accounting firm and, if the stockholders disapprove of the selection, the Board intends to reconsider the selection of the independent registered public accounting firm for the fiscal year 2009.

STOCKHOLDER PROPOSALS

In order to be included in the proxy statement and proxy card relating to the 2009 annual meeting of stockholders, stockholder proposals must be received by our Secretary at the address below no later than December 29, 2008. The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next annual meeting of stockholders but not submitted for inclusion in the proxy materials for such meeting, unless notice of the matter is received by our Secretary at the address set forth below not later than March 14, 2009. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2009 annual meeting of stockholders. Stockholders who intend to present a proposal at the 2009 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials for the 2009 Annual Meeting are required to provide notice of such proposal to us no later than sixty (60) days nor more than ninety (90) days prior to the one year anniversary of the date of the 2008 Annual Meeting of Stockholders.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for our fiscal year ended December 29, 2007, excluding the exhibits thereto but including certain additional information, are being mailed to our stockholders together with this Proxy Statement. The Annual Report on Form 10-K, together with such additional information, comprise our Annual Report to Stockholders. If you want to save us the cost of mailing more than one Annual Report to the same address, please submit a written request to discontinue mailing a duplicate copy to the account or accounts selected by you to Secretary, Merrimac Industries, Inc., P.O. Box 986, West Caldwell, NJ 07007-0986.

HOUSEHOLDING OF PROXY MATERIALS

In some cases only one copy of this Proxy Statement or Annual Report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to Secretary, Merrimac Industries, Inc., P.O. Box 986, West Caldwell, NJ 07007-0986 or an oral request at 888-575-1300.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board has no knowledge of any business other than that described above that will be presented at the Meeting for action by the stockholders. If any other business should properly come before the Meeting, it is intended that the persons designated as attorneys and proxies in the enclosed form of proxy will vote all such proxies as they in their discretion determine.

By Order of the Board of Directors
/s/ Robert V. Condon
ROBERT V. CONDON
Secretary

April 28, 2008

MERRIMAC INDUSTRIES, INC.
41 FAIRFIELD PLACE
WEST CALDWELL, NEW JERSEY 07006-6287
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mason N. Carter and Robert V. Condon as proxies, each with the power to appoint his substitute, and hereby authorizes either or both to represent and to vote all shares of Common Stock of Merrimac Industries, Inc. held of record by the undersigned on April 28, 2008, at the Annual Meeting of Stockholders to be held on June 26, 2008, at Merrimac Industries, Inc., 41 Fairfield Place, West Caldwell, New Jersey, at 2:00 p.m. (or any adjournment or postponement thereof), for the proposals referred to herein and described in the Proxy Statement, and to vote in their discretion on any other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 1. FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, AND 2. FOR THE RATIFICATION OF J.H. COHN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark your votes as indicated in this example  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2:

1. PROPOSAL: Election of Directors

☐ FOR all nominees	☐ WITHHOLD AUTHORITY for all nominees	☐ FOR ALL EXCEPT

( Instruction : To Withhold the authority to vote for any individual nominee, mark the box next to that nominee’s name below.)

Name of Nominee:	☐ Mason N. Carter	☐ Timothy P. McCann

2. PROPOSAL : Ratification of J.H. Cohn LLP as our independent registered public accounting firm for fiscal year 2008

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOLD AND DETACH HERE

*Note* Other business: To transact such other business as may properly come before the meeting .
This proxy must be signed exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Dated:________________________________, 2008

__________________________________________
(Signature)

__________________________________________
(Signature)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.